Exhibit 10.1

AMENDMENT TO THE BANK OF NEW YORK COMPANY, INC.
EXCESS BENEFIT PLAN

WHEREAS, The Bank of New York Company, Inc. has adopted the Excess Benefit Plan (the “Plan”);
WHEREAS, The Bank of New York Mellon Corporation (the “Corporation”) is the successor in interest by merger to The Bank of New York Company, Inc.;
WHEREAS, in order to provide for more streamlined administration of the Plan and ensure continued compliance with the time and form of payment rules under Section 409A of the Internal Revenue Code (the “Code”) applicable to the Plan, the Corporation desires to amend the Plan to provide for lump sum payments of the present value of a Participant’s benefits not yet in payment status under the Plan if the value of such benefits as of the later of November 1, 2018 or separation from service is less than the annual contribution limit under Section 402(g) of the Code as published by the Internal Revenue Service for the year in which the payment occurs;
WHEREAS, the Charter and Summary of Operations of the Benefits Administration Committee (“BAC”) as initially approved by the Corporation’s Appointing and Monitoring Committee on July 21, 2008 – which Charter was adopted in partial implementation of that certain “Governance Resolution” adopted March 10, 2008 by the Human Resources & Compensation Committee of the Board of Directors of the Corporation (the “HRCC”) – vests the BAC with, inter alia, the responsibility for monitoring the compliance of the Corporation’s domestic plans with legal requirements; including the duty to amend such domestic plans to comply with legal requirements not requiring a material increase in cost or administration, with the advice of legal counsel; and
WHEREAS, Management, after consultation with legal counsel, has: (i) determined that the amendments to the Plan described in the premises fall within the BAC’s delegated authority and (ii) recommended that the Chair of the BAC exercise such delegated authority to adopt such amendments to the Plan in order to ensure the Plan’s continued compliance with the time and form of payment rules under Section 409A of the Code; and the Chair of the BAC has elected to so exercise such authority.
NOW, THEREFORE, the Plan is hereby amended as follows, effective November 1, 2018:

1.	The last paragraph of Section 3 is amended to add the following clause to the end thereof to read as follows:
“, provided, however, that if the lump sum present value, determined as of the later of November 1, 2018 or separation from service, of a Participant’s benefits subject to Section 409A and not yet in payment status under all similar plans when added together does not exceed the annual contribution limit under Section 402(g) of the Internal Revenue Code as published by the Internal Revenue Service for the year in which such determination is made, the Participant’s benefit under this Section 3 shall be paid in a lump sum equivalent distribution within 30 days of the later of November 1, 2018 or separation from service.”

2.	The last paragraph of Section 11is amended to add the following clause to the end thereof to read as follows:
“, provided, however, that if the lump sum present value, determined as of the later of November 1, 2018 or separation from service, of a Participant’s benefits subject to Section 409A and not yet in payment status under all similar plans when added together does not exceed the annual contribution limit under Section 402(g) of the Internal Revenue Code as published by the Internal Revenue Service for the year in which such determination is made, the Participant’s Part II Benefit shall be paid in a lump sum equivalent distribution within 30 days of the later of November 1, 2018 or separation from service.”

3.	Capitalized terms that are not defined in this Amendment shall have the meanings ascribed thereto in the Plan.

4.	Except as modified by this Amendment, the existing provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Benefits Administration Committee of The Bank of New York Mellon Corporation, intending to bind the Corporation through the exercise of its amendment authority described above, has caused its chair to execute this Amendment as of the 18th day of October, 2018.

WITNESS: By: /s/ Bennett E. Josselsohn Bennett E. Josselsohn Senior Managing Counsel	THE BANK OF NEW YORK MELLON CORPORATION By: /s/ Monique R. Herena Monique R. Herena, Chair The Bank of New York Mellon Corporation Benefits Administration Committee